EXHIBIT 99.1
CONSULIER RECEIVES NASDAQ COMPLIANCE EXTENSION
RIVIERA BEACH, Fla. — (BUSINESS WIRE)—August 7, 2006—Consulier Engineering, Inc. (NASDAQ: CSLR), reported today that on August 4, 2006, NASDAQ granted Consulier an extension to regain compliance with Marketplace Rule 4310(c)(2)(B), which requires that Consulier maintain minimum stockholders equity of $2,500,000. On May 25, 2006, NASDAQ notified Consulier that it was no longer in compliance with Marketplace Rule 4310(c)(2)(B) and was accordingly in danger of being delisted from NASDAQ. On July 14, 2006, Consulier advised NASDAQ that it had issued to Warren B. Mosler, the chairman and majority shareholder of Consulier, 166,204 shares of its common stock in exchange for $600,000 of Consulier’s debt to Mr. Mosler, which increased Consulier’s net capital to $2,523,089.
In its August 4, 2006, letter to Consulier, NASDAQ stated that it “believes that [Consulier] provided a definitive plan evidencing its ability to achieve and sustain compliance with the Rule,” and accordingly granted the extension of time to comply. As a condition of the extension, the Company file must file a Report on Form 10-QSB for the quarter June 30, 2006, due August 14, 2006, evidencing compliance with the minimum $2,500,000 stockholders equity requirement.
Consulier Engineering, Inc., and its subsidiaries — Mosler Automotive, Patient Care Technology Systems and BioSafe Systems — are engaged in automotive manufacturing, medical software activities, investment activities, and the distribution of Captain Cra-Z Soap.